 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2020

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court
Sunnyvale,	California	94089
(Address of principal executive offices, including Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
At the Annual Meeting of Stockholders (the “Annual Meeting”) of Infinera Corporation (the “Company”) held on May 21, 2020, the Company’s stockholders approved an amendment of the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to (i) increase the number of shares authorized for issuance under the 2016 Plan by 8,100,000 shares and (ii) effect minor technical revisions and improvements.

A detailed summary of the 2016 Plan is contained in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 14, 2020 (the “Proxy Statement”). The summary contained in the Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2016 Plan, which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1 - Approval of the Election of Three Class I Directors to the Company’s Board of Directors

The three individuals listed below were elected at the Annual Meeting to serve on the Board of Directors (the “Board”) for a three-year term expiring at the 2023 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Name	For	Against	Abstain	Broker Non-Votes
Thomas J. Fallon	125,098,827	3,157,421	414,768	28,079,189
Kambiz Y. Hooshmand	125,162,600	3,209,481	298,935	28,079,189
Amy H. Rice	125,238,630	3,137,344	295,042	28,079,189

Gregory P. Dougherty, Marcel Gani, Sharon Holt, Paul J. Milbury, Mark A. Wegleitner and David F. Welch, Ph.D. will continue to serve as members of the Board until the expiration of their respective terms or until their respective successors have been duly elected and qualified. As disclosed in the Proxy Statement, Rajal M. Patel concluded his service on the Board and retired from the Board at the conclusion of the Annual Meeting. Additionally, effective at the conclusion of the Annual Meeting, the Board fixed the number of directors at nine.

Proposal 2 - Approval of Amendment and Restatement of the Infinera Corporation 2016 Plan to (i) Increase the Number of Shares Authorized for Issuance thereunder by 8,100,000 and (ii) Effect Minor Technical Revisions and Improvements

Proposal 2 was to approve an amendment and restatement of the Company’s 2016 Plan to (i) increase the number of shares authorized for issuance thereunder by 8,100,000 shares and (ii) effect minor technical revisions and improvements. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
123,736,928	4,767,122	166,966	28,079,189

Proposal 3 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Proposal 3 was to approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal year 2019, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
109,514,623	17,730,613	1,425,780	28,079,189

Proposal 4 - Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 26, 2020

Proposal 4 was to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2020, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstain
155,697,058	912,199	140,948

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Infinera Corporation Amended and Restated 2016 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 21, 2020	By:	/s/ Nancy Erba
Nancy Erba Chief Financial Officer